Exhibit 99.1

FOR IMMEDIATE RELEASE

Xethanol Hires Dr. Rom Papadopoulos as
New Chief Operating Officer and Chief Financial Officer

Atlanta, GA - July 18, 2008 -- Xethanol Corporation (AMEX: XNL), a renewable energy company, today announced that it has hired Dr. Rom Papadopoulos, former Managing Director of The Jacoby Group, an Atlanta based investment group, to serve as its Chief Operating Officer and Chief Financial Officer. In those roles, Dr. Papadopoulos will explore growth alternatives for Xethanol’s business. Those alternatives include mergers and acquisitions, investments, and new product lines in renewable energy. The company also announced that its previous Chief Financial Officer, Gary Flicker, will pursue other career interests.

Dr. Papadopoulos has over twenty years of investment/merchant banking and entrepreneurial experience. He was the founder and managing partner of The Intuitus Group LLC, a merchant banking firm based in Atlanta. He has extensive experience in capital raising activities with corresponding deal sizes of $10 to $50 million and buy or sell side M&A transactions with deal sizes up to $250 million across a broad range of industries including, chemical, energy and pharmaceutical/biotech industries. Dr. Papadopoulos is experienced in business start-ups, patent and intellectual property protection and strategies, business development and expansion, licensing, mergers and acquisitions, strategic planning, marketing and operations.

David Ames, President and CEO of Xethanol, said, “I am pleased and impressed to have had the opportunity to work with Dr. Papadopoulos in his role as a consultant to us over the past few weeks, and I look forward to working with him to grow our business.” Mr. Ames also noted, “We greatly appreciate Gary Flicker’s significant contributions as our Chief Financial Officer over the past 18 months, and we wish him well in his future endeavors.”

About Xethanol Corporation

Xethanol Corporation is a renewable energy company focused on alternate energy products and technologies as well as producing ethanol and other co-products. Xethanol may invest in various renewable energy and clean technologies, including biomass gasification for electricity production, wind power, solar power, energy storage, energy infrastructure, energy efficiency, waste recycling and agricultural processes.

Xethanol has research agreements in place, including several aimed at efficient production of cellulosic ethanol. The company is working with some of the nation’s leading scientific institutions, including the National Renewable Energy Lab in Golden, Colorado; Virginia Tech in Blacksburg, Virginia; and the USDA Forest Products Lab in Madison, Wisconsin.

For more information about Xethanol, please visit its website at http://www.xethanol.com.

Forward Looking Statements

Some of the statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including risks and uncertainties associated with whether Dr. Papadopoulos will be successful in assisting the company in its strategic and growth initiatives. These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the SEC, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2007. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

For More Information Contact:
Kathleen Heaney, ICR, 203-803-3585

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